As filed with the Securities and Exchange Commission on January 23, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3894120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

120 Broadway, 31st Floor

New York, New York 10271

(212) 655-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen L. Kibblehouse, Esq.
Senior Vice President and General Counsel
Tower Group, Inc.
120 Broadway, 31st Floor
New York, New York 10271
Telephone: (212) 655-2000
Facsimile: (212) 271-5492
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

John Schwolsky, Esq.
Matthew Ricciardi, Esq.

LeBoeuf, Lamb, Greene & MacRae LLP

125 West 55th Street

New York, New York 10019

Telephone:  (212) 424-8000

Facsimile:  (212) 424-8500

Approximate date of commencement of the proposed sale of the securities to the public:  From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reimbursement plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-138749

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum offering price	Amount of registration fee(1)
Common Stock, $0.01 par value per share			$16,175,000	$1,731	(2)

(1)             The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(2)             Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $2,568 have already been paid in connection with a Registration Statement on Form S-3 (File No. 333-138749) filed by Tower Group, Inc. on November 16, 2006, and have been carried forward, of which $1,731 is offset against the registration fee due for this offering and of which $837 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, we are filing this registration statement with the Securities and Exchange Commission (the “SEC”).  This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3 (File No. 333-138749), initially filed on November 16, 2006 and which the SEC declared effective on January 22, 2007.

We are filing this registration statement for the sole purpose of increasing by $16,175,000 the aggregate initial offering price for securities to be registered.  The information set forth in our registration statement on Form S-3 (File No. 333-138749) is incorporated by reference in this filing.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 22nd day of January 2007.

TOWER GROUP, INC.

By:	/s/ Michael H. Lee
	Name:	Michael H. Lee
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Michael H. Lee	Chairman of the Board, President and	1/22/2007
Michael H. Lee	Chief Executive Officer (Principal Executive Officer)

*	Senior Vice President, Chief Financial Officer and
Francis M. Colalucci	Treasurer, Director (Principal Financial Officer, Principal Accounting Officer)

/s/ Steven G. Fauth	Senior Vice President, Secretary and Director	1/22/2007
Steven G. Fauth

*	Director
Charles A. Bryan, Jr.

*	Director
William W. Fox, Jr.

Director
Steven W. Schuster

*	Director
Austin P. Young, III

*/s/ Michael H. Lee		1/22/2007
Attorney-in-Fact

II-1

Exhibit Number	Description of Document

5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP
23.1	Consent of Johnson Lambert & Co.
23.2	Consent of BDO Seidman, LLP
23.3	Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit 5.1)